Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
October 2, 2009

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15 Schoen Place
Pittsford, New York 14534
(Address of principal executive offices)

(585) 267-4850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation.

On October 2, 2009, NaturalNano, Inc. (“NNAN”) borrowed $25,000 from Platinum Long Term Growth IV, LLC (“Platinum”) pursuant to the terms of a letter agreement, a copy of which is filed herewith.  The $25,000 loan plus interest at the rate of 16% per annum is due and payable on October 12, 2009. The loan is secured by all the other collateral that secures the various senior secured notes that NNAN previously issued to Platinum

Item 9.01  Exhibits.

Exhibit Number	Description

4.21	Letter Agreement dated October 2, 2009 to Platinum Long Term Growth IV, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaturalNano, Inc.

Date: October 8, 2009	By:	/s/ James Wemett
	Name:	James Wemett
	Title:	Acting President and Chief Executive Officer